Exhibit 3.34

BY LAWS

OF

WHOLESALE TIRE DISTRIBUTORS OF WYOMING, INC.

ARTICLE I

SHAREHOLDERS’ MEETING:

1. The annual meeting of the stockholders of the corporation shall be held at 150 East 200 North, Suite D, Logan, Cache County, Utah on the First Tuesday in March in each year or at such other time and place convenient for the purpose of electing directors and the transaction of such other business as may be brought before the meeting. The terms of office of the directors shall continue for one year and until the election of their successors. It shall be the duty of the secretary of the corporation to cause notice of each annual meeting to be sent to each stockholder of record at his or her last known address by United States mail not less than ten (10) nor more than fifty (50) days prior to such meeting.

2. A special meeting of the stockholders may be held at the principal office of the company whenever called in writing by direction of the Chairman of the Board, president or by a majority of the board of directors or by notice signed by the stockholders or one stockholder owning not less than twenty-five (25) percent of the issued and outstanding stock. Notice of each special meeting indicating briefly the object or objects thereof shall be given in the same manner as provided for with respect to notice of annual meeting. If all the stockholders shall meet in person or by proxy such meeting shall be valid for all purposes without call or notice and at such meeting any corporate action may be taken.

3. At any meeting of the stockholders, the holders of fifty percent of all shares of the capital stock of the corporation, present in person or by proxy, shall constitute a quorum of the stockholders for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these by-laws for an annual meeting or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall be present, and any business may be transacted at the meeting so reconvened.

4. The chairman of the Board of Directors shall preside at stockholder meetings. In the absense of a chairman, any officer of the corporation may call meetings of the stockholders to order and may act as chairman of such meetings, precedence being president, vice-president and secretary. In the absence of all such officers, stockholders present may elect a chairman. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in his absence the presiding officer may appoint any person to act as secretary of the meeting.

5. At each meeting of the stockholders, every stockholder shall be entitled to vote in person or proxy appointed by instrument in writing, and he shall have one vote for each share of stock standing registered in his name at the time of the closing of the transfer books of said meeting. The votes for directors, and upon demand of any stockholder the votes upon any question before the meeting, shall be by ballot.

ARTICLE II

DIRECTORS:

1. The business and property of the corporation shall be managed and controlled by the board of directors, who shall delegate the control and management of daily operation of the corporation to the officers. The number of directors shall hot be less than three and no more than eight, the exact number within said limits to be fixed from time to time by the board of directors by resolution, and until otherwise provided by resolution the number shall be three. The number of directors may be decreased at any time by reason of vacancy on the then existing board, expiration of a term or terms of offices and such decrease can be effected without interrupting the term of any director then holding office. In case of any increase in the number of directors, the additional directors shall be elected by the directors then in office and shall serve as such until the election and qualification of their successors by the stockholders. Every director shall serve for the term of which he shall have been elected and until his successor has been duly chosen by action of a special stockholder meeting called and conducted in accordance with Article I of these by-laws. Members of the board of directors are not required to be stockholders or residents of the State of Wyoming, and may be stockholders or officers.

2. A. In case of any vacancy in the board of directors by death, resignation, disqualification, increase in number or other cause, the remaining directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant.

B. The Board of Directors shall be presided over by the Chairman of the board who shall be initially appointed by the incorporators to serve a one-year term and thereafter to serve at the pleasure of the stockholders.

3. The directors may hold their meetings and have an office and keep the books of the corporation except as otherwise may be provided for by law in Logan, Utah or such place or places in the State of Wyoming or outside the State of Wyoming as the board from time to time may determine.

4. The regular meeting of the board of directors shall be held immediately following the annual stockholders’ meeting and no notice shall be required for any such regular meeting of the board.

5. Special meetings of the board of directors shall be held whenever called by direction of the chairman of the Board, president, or of one-half the directors then in office. The secretary shall give notice of such special meeting by mailing or telegraphing the same to each director at least five (5) days before the meeting; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting in which every director shall be present, even though without any notice, any business may be transacted.

6. A majority of the number of directors shall constitute a quorum for the transaction of business; but if at any meeting of the board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time. The affirmative vote of at least a majority of the directors then on the board of directors shall be necessary for the passage of any resolution, but if there be an even number of directors, the Chairman of the Board may decide the vote in the event one-half of the directors then on the Board favor a resolution.

7. At the meeting of the board of directors, business shall be transacted in such order as the board may determine.

8. At the regular meeting of the board of directors in each year at which a quorum shall be present, the board shall proceed to the election of officers of the corporation.

9. The board of directors may act without convening in general or special meeting by written resolution signed by all the members of the board and duly entered in the corporate records.

10. The board of directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding on the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, except as otherwise provided by law.

11. Inasmuch as the directors of this corporation from time to time are likely to be persons of diversified interest and connected with other corporations or enterprises with which from time to time this corporation must have business dealings, no contract or other transaction between this corporation and any other corporation, individual or enterprise shall be affected by the fact that directors of this corporation are interested in such contract or transaction or are directors or officers of such other corporation; and any director individually may be a party to or may be interested in any contract or transaction of this corporation.

ARTICLE III

OFFICERS:

1. The officers of the corporation shall be a president, vice-presidents, secretary and treasurer. The board of directors may appoint such other officers as they shall deem necessary who shall have such authority to manage the business and shall perform such duties as from time to time may be prescribed by the board of directors. One person may hold more than one office except the president cannot also act as secretary.

2. All officers and agents shall be subject to removal at any time by the board of directors but such removal shall be without prejudice to the contract rights, if any, of the person so removed. All officers, agents, and employees, other than the officers appointed by the board of directors shall hold office at the discretion of the officer appointing them.

3. All withdrawals made on corporate accounts in the banks chosen by the board of directors or the officers shall require the signatures of the officers and others as directed by the Board. The written contracts for the corporation shall be executed by the president and be attested by the secretary.

4. The powers and duties of the several officers shall be those usually incident to the office, unless otherwise prescribed by the board.

5. Compensation and expenses to be allowed to officers of the corporation shall be determined by the board of directors.

ARTICLE IV

CAPITAL STOCK AND SEAL:

1. The certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with law or the certificate of incorporation as shall be prepared or approved by the board of directors. The certificate shall be signed by the president and by the secretary. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issuance shall be entered on the corporation’s books. All certificates surrendered to the corporation shall be cancelled and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall be surrendered and cancelled unless appropriate security is given in accordance with the law. All Stock Certificates issued shall bear the corporate seal as impressed upon the Secretary’s Attestation, infra.

2. Shares in the capital stock of the corporation shall be transferred as provided by laws of Utah in effect at the time of such transfer. The person registered on the corporation books as the owner of shares of the corporation’s stock shall have the exclusive right to receive dividends on such stock and to vote as owner of such stock.

3. The board of directors shall have power and authority to make such rules and regulations as it deems expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation, to include buy- sell agreements.

ARTICLE V

FISCAL YEAR, AUDIT AND FINANCIAL STATEMENT:

To facilitate accounting and business control and analysis, the fiscal year of the corporation shall begin with the calendar year. Balance sheets and Income Statements shall be available for inspection by shareholders at the business office within four (4) months of the close of the fiscal year.

ARTICLE VI

AMENDMENTS:

The stockholders and board of directors shall have the power to make, amend and repeal the by-laws of the corporation by a majority of the stockholders or a sixty percent (60%) vote of directors voting at a regular or special meeting of the board, attended by a quorum.

EFFECTIVE the 1st day of August, 1983.

/S/ LARRY NICHOLLS
ATTEST:		President

/S/ VICKIE NICHOLLS
Secretary

/S/ BILL STRINGER